EXHIBIT 10.4

VIDEO PRODUCTION AGREEMENT

Agreement Date:

July 21, 2015

Producer:

Coolfire Studios, LLC (“Producer”)

Client:

Global Personalized Academics, (a subsidiary of Sibling Group Holdings, Inc.) (“Client”)

Project:

Global Personalized Academics Online Videos

Deliverables:

Three Thousand, Five Hundred (3,500) videos, each lasting approximately three minutes (3:00), featuring academic instruction presented in a creative, humorous way (the “Videos”). Producer shall produce and deliver the Videos according to the Review, Approval, and Delivery Process outlined on Schedule 1 to this Agreement.

Total Budget:

$1,855,000 (3,500 videos x $530/video for full term, to be invoiced as outlined on Schedule 2 to this Agreement).

Term:

Twelve (12) months, beginning August 1, 2015, unless Client terminates during the “Opt-Out Period” set forth on Schedule 3.

1.

Production Services. Coolfire Studios, LLC (“Producer”) shall provide all necessary Production Services, including script writing, production, camera operators, lighting and audio technicians, motion graphics, and such other production staff as may be necessary in Producer’s discretion to produce the Deliverables.

2.

Post-Production. Producer shall provide all necessary post-production services to complete the Deliverables.

3.

Music Licensing. Producer shall be responsible for obtaining all necessary licenses for any music to be used in any Deliverables. Unless agreed otherwise, the costs for such licenses shall be included the total production budget set forth above.

4.

Clearance/Releases from Other Rights Holders. Producer shall be responsible for obtaining all necessary clearance releases, permissions and/or waivers from any other rights holders, including licensors of copyrights, trademarks, or other intellectual property that may be used, featured or appear in the Deliverables.

5.

Ownership.

a.

Subject at all times to Client’s satisfaction of its payment obligations under this Agreement, Producer agrees that the delivered videos (“Deliverables”) constitute audio and visual work(s) specially commissioned and made for hire within the meaning of the United States Copyright Law.  All tapes, negatives and prints of all pictures and sound tracks and material, exposed and/or processed, in the production of the Deliverables, (except for materials supplied to Producer by Client) and all material and content contained in the Deliverables, including but not limited to any characters, names, copy, art, logos, and animation, and all right, title, interest and copyrights therein, shall become the property of Client upon delivery thereof in accordance with the provisions hereof.  In the event that the Deliverables for any reason are determined not to be a work made for hire, then Producer hereby grants and assigns all right, title and interest to the Deliverables to Client, and Producer will promptly execute and deliver such documents as may be requested by Client in order to accomplish the assignment and transfer of all such right, title and interest. Without in any way limiting the foregoing, Producer hereby waives any and all “moral rights,” and any rights Producer may have

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regarding the Deliverables pursuant to the Visual Artist Rights Act (17 U.S.C. § 106 A(e)) or other federal, state or local statute. Producer will not mortgage, pledge, assign or otherwise encumber the aforementioned sound tracks, tapes and negative and positive films.

b.

Notwithstanding the foregoing, all of Producer’s original project files, animation files, and color correction files, and any other underlying proprietary technologies, plug-ins, architecture or other proprietary materials used by Producer in the creation of the delivered Deliverables (collectively “Producer Materials”) shall remain the sole property of Producer. Producer hereby grants to Client a limited, non-exclusive, royalty-free license to use any such Producer Materials solely to the extent that may be necessary to enable the delivered Deliverables to perform and/or be displayed as promised.

6.

Independent Contractors. It is understood that Producer is an independent contractor hereunder and Producer agrees, warrants and represents that the Deliverables referred to in this Agreement shall be produced in compliance with all national, state and local laws. Nothing in this Agreement shall constitute an employment relationship between Producer and Client or Agency.

7.

Non-Union. It is expressly understood and agreed that neither this Agreement nor any of Producer's obligations to Client herein shall be subject to, governed by or affected by any collective bargaining agreement.

8.

Termination.

a.

By Client During Opt-Out Period. Client shall have the right to terminate this Agreement during the Opt-Out Period set forth on Schedule 3, according to the terms and conditions thereof.

b.

By Either Party for Breach. Either party shall have the right to terminate this Agreement in the event of the other party’s material breach of any obligation, representation or warranty herein, upon giving the breaching party thirty (30) days’ written notice and the right to cure such breach.

9.

Force Majeure.   Notwithstanding any other term or provision of this Agreement to the contrary, a party hereto shall not be in violation or breach of an obligation hereunder if and to the extent that it fails to perform or satisfy such obligation by reason of a strike, walk out or other labor interruption or disturbance, riot, fire, explosion, war, armed conflict, governmental action, storm, flood, act of God or any similar cause or event which is beyond the control of such party (a “Force Majeure”); provided, however, that such party shall perform or satisfy such obligation as soon as reasonably practicable after such Force Majeure ends or is diminished to the extent reasonably necessary for such party to perform or satisfy such obligation and, provided further, that the other party shall have the right to terminate this Agreement if the party to perform is unable to perform or satisfy such obligations within 60 days after the occurrence of such Force Majeure.

10.

Governing Law/Arbitration. This Agreement shall be construed in accordance with, and all disputes hereunder shall be governed by, the laws of the state of Missouri, excluding its conflict of law rules.  Except as set forth below, any dispute arising under this Agreement that cannot be resolved between Producer and Agency within ten (10) days of written notice by either party to the other, will be submitted to arbitration in the city in which Client is located, and shall be referred to a single arbitrator to be appointed by the parties in accordance with the rules of the American Arbitration Association, and any arbitral award will be enforceable in accordance with the laws of the state of Missouri and the state in which Client is located.  The costs of any arbitration will be shared equally between Client and Producer, unless the award provides otherwise. Producer recognizes that in the event of a breach by Client of any of their obligations under this Agreement or other violations of Producer’s rights in connection herewith, the damage, if any, caused Producer thereby is not irreparable or sufficient to entitle Producer to injunctive or other equitable relief.  Producer therefore agrees that its rights and remedies shall be

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limited to the right, if any, to obtain monetary damages at law and it waives any right it might have to seek injunctive relief against the use of the Deliverables by Client and/or its licensees.

11.

Entire Agreement. This Agreement, together with the attached Schedules, constitutes the entire understanding between the parties and there are no other agreements or understandings, written or oral, in effect between the parties relative to the subject matter hereof.  This Agreement may not be modified or terminated orally.

AGREED AND ACCEPTED:

PRODUCER

COOLFIRE STUDIOS, LLC

Signature:  /s/ Jeff Keane

Print Name: Jeff Keane

Title:  CEO

CLIENT

GLOBAL PERSONALIZED ACADEMICS, a subsidiary of

SIBLING GROUP HOLDINGS, INC.

Signature:  /s/ David W. Saba

Print Name: David W. Saba

Title:  COO

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SCHEDULE 1

Review, Approval, and Delivery Process

Upon receipt of original video assets from Client, Producer will transcribe original video script in a timely manner.  Transcription will then be rewritten by Producer.  New scripts will then be electronically delivered to Client for review and approval.

Upon receipt of new scripts presented for review and approval to Client, Client will have 24 hours to review and approve.  If Client has not responded within 24 hours of delivery, such new scripts will be deemed approved and ready for production.  Producer will provide one (1) round of revisions for all scripts presented to Client.  If a script is revised and again delivered to Client, the same approval criteria listed above will apply to the redelivered script.  Any change in direction or scope of work after approval of any script by Client is deemed beyond the scope of this Agreement and may incur additional fees.

When all assets required for production of final Videos are gathered and prepared for editing, editing will commence in a timely fashion.

Finished Videos will be delivered to Client via a mutually agreeable delivery method and delivered in quantities that are mutually agreeable.  The mutually agreeable delivery method and quantities delivered may change from time to time but will remain consistent with the monthly delivery commitments set forth on Schedule 2.

Upon receipt of finished Videos, Client will have 24 hours to review and approve.  If Client has not responded within 24 hours of delivery of the finished Videos, such Videos will be deemed approved and ready for delivery.  Producer will provide up to one round of revisions for all Videos presented to Client.  If a video is revised and again delivered to Client, the same approval criteria listed above will apply to the redelivered video.

Client will provide final delivery specifications for all Videos and Client and Producer will mutually agree upon a final delivery method for all finished Videos.

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SCHEDULE 2

Delivery and Payment Schedule

Producer shall deliver the Videos to Client on a mutually-agreed upon rolling basis, provided that Producer shall guarantee delivery of a certain number of videos each month according to the following schedule, and shall invoice Client accordingly on a monthly basis as set forth below.

Price per video: $530

Payment due on the first day of the applicable month.

Month	Videos Delivered	Cumulative Videos	Monthly Fee	Cumulative Fees
July 2015 (Deposit)[1]	0		$ 50,000.00	$ 50,000
August 2015	100	100	$ 53,000.00	$ 103,000.00
September 2015	100	200	$ 53,000.00	$ 156,000.00
October 2015	100	300	$ 28,000.00	$ 184,000.00
November 2015	200	500	$ 81,000.00	$ 265,000.00
December 2015	250	750	$ 132,500.00	$ 397,500.00
January 2016	350	1100	$ 185,500.00	$ 583,000.00
February 2016	400	1500	$ 212,000.00	$ 795,000.00
March 2016	400	1900	$ 212,000.00	$ 1,007,000.00
April 2016	400	2300	$ 212,000.00	$ 1,219,000.00
May 2016	400	2700	$ 212,000.00	$ 1,431,000.00
June 2016	400	3100	$ 212,000.00	$ 1,643,000.00
July 2016	400	3500	$ 212,000.00	$ 1,855,000.00

———————

1 $50,000 initial deposit shall be credited equally between the October 2015 and November 2015 invoices.

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SCHEDULE 3

Opt-Out Early Termination Option

Opt-Out Period: Client shall have a one-time option to terminate this Agreement early, at its sole discretion, during a two (2) week period at the end of September 2015 (the “Opt-Out Period”).

Early Termination Notice. In the event Client elects to exercise this early termination option, it shall notify Producer in writing during the week ending September 18, 2015 or during the week ending September 25, 2015.

Four (4) Week Completion Period. Upon such notification, Producer will complete and deliver the scheduled Videos for the next four weeks after the notification date, after which this Agreement shall be terminated.

Opt-Out Fee. If it exercises its early termination option, Client agrees to pay Producer an Opt-Out Fee equal to $500/video delivered by Producer from the inception of this Agreement until the end of the Four (4) Week Completion Period. Producer and Client agree that for purposes of this early termination option and the calculation of the Opt-Out Fee, they shall measure the Video delivery schedule in weekly increments for the first three months of the Term.

Below are examples of the application of the Early Cancellation Fee and total Video delivery schedule under either early termination date in the Opt-Out Period.

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Schedule 2 (continued)	Opt-Out Notice:	September 18, 2015

Week / End Date	Videos Delivered	Cumulative Videos	Weekly Fee (accrued)	Cumulative Fees
August 7, 2015	25	25	$ 13,250.00	$ 13,250.00
August 14, 2015	25	50	$ 13,250.00	$ 26,500.00
August 21, 2015	25	75	$ 13,250.00	$ 39,750.00
August 28, 2015	25	100	$ 13,250.00	$ 53,000.00
September 4, 2015	25	125	$ 13,250.00	$ 66,250.00
September 11, 2015	25	150	$ 13,250.00	$ 79,500.00
September 18, 2015 (Opt-Out Notice Given)	25	175	$ 13,250.00	$ 92,750.00
September 25, 2015	25	200	$ 13,250.00	$ 106,000.00
October 2, 2015	25	225	$ 13,250.00	$ 119,250.00
October 9, 2015	25	250	$ 13,250.00	$ 132,500.00
October 16, 2015	25	275	$ 13,250.00	$ 145,750.00
Opt-Out Fee (275 Videos x $500)			$ 137,500	$ 283,250 TOTAL

Payment Date	Payment Amount	Credit (if any)	Amount Due	Cumulative Payments
July 2015	$ 50,000 (deposit)			$ 50,000
August 1, 2015	$ 53,000			$ 103,000
September 1, 2015	$ 53,000			$156,000
October 1, 2015	$ 39,750 (3 weeks of Oct.)			$ 195,750
October 30, 2015	$ 137,500 Opt Out Fee	< $50,000> July Deposit	$ 87,500
Total Payments				$ 283,250 TOTAL

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Schedule 2 (continued)	Opt-Out Notice:	September 25, 2015

Week / End Date	Videos Delivered	Cumulative Videos	Weekly Fee (accrued)	Cumulative Fees
August 7, 2015	25	25	$ 13,250.00	$ 13,250.00
August 14, 2015	25	50	$ 13,250.00	$ 26,500.00
August 21, 2015	25	75	$ 13,250.00	$ 39,750.00
August 28, 2015	25	100	$ 13,250.00	$ 53,000.00
September 4, 2015	25	125	$ 13,250.00	$ 66,250.00
September 11, 2015	25	150	$ 13,250.00	$ 79,500.00
September 18, 2015	25	175	$ 13,250.00	$ 92,750.00
September 25, 2015 (Opt-Out Notice Given)	25	200	$ 13,250.00	$ 106,000.00
October 2, 2015	25	225	$ 13,250.00	$ 119,250.00
October 9, 2015	25	250	$ 13,250.00	$ 132,500.00
October 16, 2015	25	275	$ 13,250.00	$ 145,750.00
October 23, 2015	25	300	$ 13,250.00	$ 159,000.00
Opt-Out Fee (300 Videos x $500)			$ 150,000	$ 309,000 TOTAL

Payment Date	Payment Amount	Credit (if any)	Amount Due	Cumulative Payments
July 2015	$ 50,000 (deposit)			$ 50,000
August 1, 2015	$ 53,000			$ 103,000
September 1, 2015	$ 53,000			$ 156,000
October 1, 2015	$ 53,000 (4 weeks of Oct.)			$ 209,000
October 30, 2015	$ 150,000 Opt Out Fee	< $50,000> July Deposit	$ 100,000
Total Payments				$ 309,000 TOTAL

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